SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement.	[ ]	Confidential, for Use of the Commission
Only (as permitted by Rule 14a-6(e)(2)).
[X]	Definitive Proxy Statement.
[ ]	Definitive Additional Materials.
[ ]	Soliciting Material Pursuant to Rule 14a-12.

GOLD BANC CORPORATION, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:
[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

GOLD BANC CORPORATION, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held April 19, 2005

          The Annual Meeting of Stockholders of Gold Banc Corporation, Inc. (the “Company”) will be held in The Ballroom at the Ritz Carlton Hotel, 1111 Ritz Carlton Drive, Sarasota, Florida on Tuesday, April 19, 2005, at 9:00 a.m. local time, for the following purpose:

          1. To elect two Class III Directors to serve for a term of three years.

          2. To transact such other business as may properly come before the meeting.

          The Board of Directors has fixed the close of business on March 4, 2005 as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting and any postponements and adjournments thereof.

          You are cordially invited to attend the meeting. However, whether or not you plan to be personally present at the meeting, please sign and date the enclosed proxy and promptly return it in the envelope provided. No postage is necessary if mailed in the United States. If you are a stockholder of record and attend the meeting, you may revoke your proxy by voting in person. We look forward to seeing you at the meeting.

By Order of the Board of Directors,
GOLD BANC CORPORATION, INC.

/s/ Richard J. Tremblay
Corporate Secretary

Leawood, Kansas
March 23, 2005

GOLD BANC CORPORATION, INC.
11301 Nall Avenue
Leawood, Kansas 66211

PROXY STATEMENT
for Annual Meeting of Stockholders
to be held April 19, 2005

GENERAL INFORMATION

          This proxy statement is being furnished to the stockholders of Gold Banc Corporation, Inc., a Kansas corporation (the “Company”), in connection with the Annual Meeting of Stockholders to be held in The Ballroom at the Ritz Carlton, 1111 Ritz Carlton Drive, Sarasota, Florida on Tuesday, April 19, 2005, at 9:00 a.m. local time. This proxy statement was first mailed on or about March 29, 2005 to all stockholders entitled to vote at the Annual Meeting.

          The Company’s Board of Directors is soliciting proxies in order to provide every stockholder with an opportunity to vote on all matters scheduled to come before the Annual Meeting and to be able to transact business at the meeting. Whether or not you are able to attend the Annual Meeting, you are urged to sign, date and return the proxy in the enclosed envelope. Upon execution and return of the enclosed proxy, the shares represented by it will be voted by the persons designated therein as proxies in accordance with the stockholder’s directions. A stockholder may vote on a matter by marking the appropriate box on the proxy or, if no box is marked for a specific matter, the shares will be voted as recommended by the Board of Directors on that matter.

          The enclosed proxy may be revoked at any time before it is voted by (a) so notifying the Corporate Secretary of the Company in writing, (b) executing a proxy with a later date and delivering such later proxy to the Corporate Secretary of the Company prior to the Annual Meeting or (c) attending the Annual Meeting and voting in person. Unless the proxy is revoked or is received in a form that renders it invalid, the shares represented by it will be voted in accordance with the instructions contained therein.

          Employees of the Company and its affiliates who participate in the Gold Banc Corporation, Inc. Employees’ Stock Ownership Plan and Trust may vote shares of common stock of the Company credited to their account by instructing Gold Trust Company, St. Joseph, Missouri, the trustee of the plan. The enclosed proxy card will serve as the instruction card. The trustee of the plan will vote such shares in accordance with duly executed instructions received by April 9, 2005. The trustee at its discretion will vote shares credited to a participant’s account for which no instructions are received. Each participant may revoke previously given voting instructions by filing with the trustee a written notice to that effect by April 9, 2005.

          For the purpose of determining whether the stockholders have approved matters other than the election of directors, abstentions are treated as shares present in person or represented by proxy. Because all matters other than the election of directors requires the affirmative approval of all shares present in person or represented by proxy at the meeting, abstentions have the same effect as a negative vote. With respect to the election of directors, abstentions and instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will result in the respective nominees receiving fewer votes. If no instructions are given on the accompanying proxy, the shares registered thereby will be voted for the nominees listed herein. For shares which are held of record by a broker for the beneficial owner (typically referred to as being held in “street name”), absent instructions from the beneficial owner of such shares, the broker will have the discretion to vote such shares on routine matters, including the elections of directors and ratification of auditors.

          The Company will bear the cost of solicitation of proxies, which will be principally conducted by mail; however, certain officers of the Company may also solicit proxies by telephone, internet, facsimile or in person. Such cost may also include ordinary charges and expenses of brokerage firms and others for forwarding soliciting material to beneficial owners.

          On March 4, 2005, the record date for determining stockholders entitled to vote at the Annual Meeting and any postponements and adjournments thereof, the Company had outstanding and entitled to vote approximately 45,038,701 shares of common stock, par value $1.00 per share (the “Common Stock”). Each outstanding share of Common Stock entitles the record holder to one vote.

ELECTION OF DIRECTORS

          The Board of Directors is divided into three classes, elected for terms of three years and until their successors are elected and qualified. Two Class III directors are to be elected at the Annual Meeting. The Nominating and Corporate Governance Committee has recommended and the Board of Directors has nominated Messrs. William Randon and Robert J. Gourley to stand for election as Class III directors. In the event Messrs. Randon or Gourley should become unavailable for election, which is not anticipated, substitute nominees may be nominated by the Board of Directors. The Company’s bylaws require all nominations for director by stockholders to be submitted to the corporate secretary of the Company no later than 120 days prior to the day corresponding to the date on which the Company released its proxy statement in connection with the previous year’s annual meeting of stockholders. No nominations were received by the Company from stockholders. Accordingly, if a quorum is present, all of the directors recommended by the Nominating and Corporate Governance Committee and nominated by the Board of Directors, will be elected directors of the Company.

          The Board of Directors recommends a vote “FOR” the election of William Randon and Robert J. Gourley.

          The following summaries set forth information about the nominees to the Board of Directors and those directors who are continuing in office for the respective periods and until their successors are elected and qualified.

Class III — Term Expiring in 2008

          William Randon, 48, was appointed to the Board of Directors on March 6, 2001, upon the retirement of William Wallman. In addition to his position as a Director, Mr. Randon serves as a member of the Nominating and Corporate Governance Committee. Since 2000, Mr. Randon has served as Co-CEO of B2B Solutions, LLC, a private equity fund focused on e-commerce companies. Formerly, Mr. Randon was Vice-Chairman of CountryBanc, which was acquired by the Company in 2000.

          Robert J. Gourley, 68, was appointed to the Board of Directors of the Company on June 16, 2003 and was elected by the Directors to be Chairman of the Board on October 22, 2003. In addition to his positions as a Director and Chairman of the Board, Mr. Gourley serves as a member of the Company’s Audit Committee and as Chairman of the Company’s Nominating and Corporate Governance Committee. Mr. Gourley is the owner and Chief Executive Officer of Graphic Distributors, Inc., a film manufacturing firm. Mr. Gourley was also the founder and Chairman of the Board of First Business Bank of Kansas City, which was acquired by the Company in 2000.

Class I — Term Expiring 2006

          Malcolm M. Aslin, 57, was appointed to the Board of Directors on February 11, 1999. He has served as the Company’s Chief Executive Officer since March 17, 2003 and has served as the Company’s President and Chief Operating Officer since February 10, 1999. From October 1995 until February 10, 1999, Mr. Aslin served as (a) Chairman of the Board of Western National Bank and Unison Bancorporation, Inc. in Lenexa, Kansas and (b) Chairman and Managing Director of CompuNet Engineering, L.L.C., a Lenexa, Kansas computer service business the Company acquired in February 1999. From May 1994 until May 1995, Mr. Aslin served as President of Langley Optical Company, Inc., a wholesale optical laboratory located in Lenexa, Kansas. Prior to purchasing Langley Optical Company, Mr. Aslin spent more than 22 years in various positions with UMB Banks and United Missouri Financial Corporation, including President, Chief Operating Officer and Director of United Missouri Bancshares, Inc. and President and Director of UMB’s Kansas City bank, United Missouri Bank of Kansas City, N.A.

          Daniel P. Connealy, 58, was appointed to the Board of Directors on April 22, 2003. In addition to his position as a Director, Mr. Connealy has been appointed as the Chairman of the Audit Committee. Mr. Connealy also serves a member of the joint Board of Trustees of Frank Russell Investment Company and the Russell Investment Company and is currently the Chief Financial Officer at Waddell & Reed, Inc. Mr. Connealy previously served as Vice President and Chief Financial Officer of Stilwell Financial Inc. Prior to joining Stilwell, he was a partner for 22 years with PricewaterhouseCoopers LLP, where he was employed for more than 32 years. While at PricewaterhouseCoopers, he specialized in service to asset managers and related fund companies.

          D. Patrick Curran, 60, was appointed to the Board of Directors of the Company on April 26, 2000. In addition to his position as a Director, Mr. Curran has been appointed as the Chairman of the Compensation Committee. Mr. Curran is a Chief Executive Officer-level executive with expertise in restructuring, leveraged buyouts, acquisitions, divestitures and international joint venture formation and is a managing Director for C3 Holdings, a private equity fund. For more than five years, Mr. Curran also served on the Board of Directors of First Business Bank of Kansas City, which was acquired by the Company in 2000.

Class II — Continuing Term Expiring 2007

          Allen D. Petersen, 64, was appointed to the Board of Directors of the Company on July 31, 1997. Since 2002 Mr. Petersen has also been Chairman of Draupnir, LLC, a private equity fund. In addition to his position as a Director, Mr. Petersen serves as a member of the Compensation Committee. Mr. Petersen was the Chairman and Chief Executive Officer of American Tool Companies until its sale in 2002. Mr. Petersen also serves on the Board of Directors of AMCON Distributing Company.

          J. Gary Russ, 55, was appointed to the Board of Directors of the Company on April 26, 2000. In addition to his position as a Director, Mr. Russ served as a member of the Audit Committee during 2004. Mr. Russ served as non-executive Chairman of the Board of Gold Bank-Florida until it merged with Gold Bank-Kansas, on August 31, 2004. For more than five years, Mr. Russ has been the Manager and General Partner of Citrus Groves, Ltd.

          Donald C. McNeill, 53, was appointed to the Board of Directors of the Company on April 26, 2000. In addition to his position as a Director, Mr. McNeill serves as a member of the Compensation Committee. Mr. McNeill served as Chairman and Chief Executive Officer of CountryBanc, which was acquired by the Company in 2000. For twenty years, he has served as President, director and principal stockholder of Banc West, Inc. He is also a director of Bank of the West, a wholly-owned subsidiary bank of Banc West, Inc. with total assets of approximately $100 million.

          The Board of Directors has determined that Messrs. McNeill, Russ, Petersen, Randon, Curran, Connealy and Gourley are independent directors of the Company under the listing standards adopted by the Nasdaq Securities Market, Inc. Further, Mr. Hagman, Jr. is not standing for reelection.

CERTAIN BENEFICIAL OWNERSHIP OF THE COMPANY’S COMMON STOCK

          The following table sets forth information as of March 4, 2005 regarding the shares of Common Stock beneficially owned by (a) each person known by the Company to be the beneficial owner of 5% or more of the Company’s outstanding Common Stock, (b) each of the directors and nominees for election as a director of the Company, (c) each of the executive officers of the Company named in the Summary Compensation Table and (d) all directors, nominees and executive officers of the Company as a group. Unless otherwise indicated, the named beneficial owner has sole voting and investment power over the shares listed.

	Amount and Nature of
Name and Address of Beneficial Owner	Beneficial Ownership	Percent of Class

Malcolm M. Aslin(1)	280,767	*
Richard J. Tremblay(2)	114,521	*
Donald C. McNeill(3)	909,555	2.56%
William R. Hagman, Jr.(4)	302,974	*
J. Gary Russ(5)	341,777	*
Allen D. Petersen(6)	643,228	1.81%
William Randon(7)	340,456	*
D. Patrick Curran(8)	300,192	*
Daniel P. Connealy(9)	22,500	*
Robert J. Gourley(10)	212,828	*
Jerry L. Neff(11)	61,514	*
Ted J. Lister, Jr.(12)	13,632	*
Phillip J. Zemel(13)	13,000	*

Directors, nominees and executive officers
as a group (13 persons)	3,556,944	7.90%

*	Less than 1%.
(1)	Includes: (a) 139,789 shares owned by Mr. Aslin, (b) 18,600 shares of restricted stock, (c) 8,000 shares held jointly with Mr. Aslin’s spouse, (d) 630 shares held by Mr. Aslin’s spouse in an IRA, (e) 3,222 shares held in Mr. Aslin’s name under the Company’s Employees’ Stock Ownership Plan, (f) 1,026 shares held in Mr. Aslin’s name under the Company’s 401(k) Plan, and (g) 109,500 shares that can be acquired within 60 days of March 4, 2005 pursuant to options.

(2)	Includes: (a) 84,824 shares owned by Mr. Tremblay, (b) 9,000 shares of restricted stock, (c) 697 shares held in Mr. Tremblay’s name under the Company’s Employees’ Stock Ownership Plan, and (d) 20,000 shares that can be acquired within 60 days of March 4, 2005 pursuant to options.
(3)	Includes: (a) 886,973 shares held by family limited partnership of which Mr. McNeill is president of the general partner, (b) 82 shares held by Mr. McNeill in an IRA, and (c) 22,500 shares that can be acquired within 60 days of March 4, 2005 pursuant to options.
(4)	Includes: (a) 144,492 shares held by William R. Hagman, Jr., Trustee u/t/a 12/19/86; (b) 130,982 shares held in a trust by Mr. Hagman’s spouse, and (c) 27,500 shares that can be acquired within 60 days of March 4, 2005 pursuant to options.
(5)	Includes: (a) 169,814 shares owned by J. Gary Russ, (b) 22,374 shares owned by J. Gary Russ and Christine Russ as joint tenants, (c) 20,000 shares owned by J. Gary Russ and Cathryne Russ as joint tenants, (d) 826 shares owned by Mr. Russ’ spouse, (e) 94,995 shares owned by Russ Citrus Groves, Ltd., of which Mr. Russ is a General Partner, and (f) 33,768 shares that can be acquired within 60 days of March 4, 2005 pursuant to options.
(6)	Includes: (a) 68,900 shares owned by Mr. Petersen, (b) 300,000 shares owned by Draupnir, LLC, for which Mr. Petersen is a member, (c) 241,828 shares owned by The Lifeboat Foundation, for which Mr. Petersen is one of three directors, and (d) 32,500 shares that can be acquired within 60 days of March 4, 2005 pursuant to options.
(7)	Includes (a) 322,956 shares owned by Mr. Randon, and (b) 17,500 shares that can be acquired within 60 days of March 4, 2005 pursuant to options.
(8)	Includes: (a) 103,552 shares owned by Mr. Curran, (b) 74,140 shares in irrevocable trusts for Mr. Curran’s children, (c) 100,000 shares held by C2 Holdings, LLC, of which Mr. Curran is a member, and (d) 22,500 shares that can be acquired within 60 days of March 4, 2005 pursuant to options.
(9)	Includes: (a) 15,000 shares owned by Mr. Connealy, and (b) 7,500 shares that can be acquired within 60 days of March 4, 2005 pursuant to options.
(10)	Includes: (a) 20,328 shares owned by Mr. Gourley, (b) 135,000 shares held by the family charitable foundation, (c) 50,000 shares held by Mr. Gourley jointly with his spouse, and (d) 7,500 shares that can be acquired within 60 days of March 4, 2005 pursuant to options.
(11)	Includes: (a) 12,000 shares of restricted stock, (b) 19,527 shares held by Mr. Neff in an IRA, (c) 3,113 shares held in Mr. Neff’s name under the Company’s Employees’ Stock Ownership Plan, (d) 15,734 shares held jointly with Mr. Neff’s spouse, and (e) 11,140 shares that can be acquired within 60 days of March 4, 2005 pursuant to options.
(12)	Includes: (a) 9,000 shares of restricted stock, (b) 32 shares held in Mr. Lister’s name under the Company’s 401(k) Plan, and (c) 4,600 shares that can be acquired within 60 days of March 4, 2005 pursuant to options.
(13)	Includes: (a) 9,000 shares of restricted stock, and (b) 4,000 shares that can be acquired within 60 days of March 4, 2005 pursuant to options. On February 28, 2005 Mr. Zemel resigned as Senior Vice President and Director of Credit Policy and Administration of the Company, effective March 15, 2005.

COMPENSATION OF DIRECTORS AND EXECUTIVES

Compensation of Directors

          Non-employee directors of the Company in 2004 received (a) annual retainers of $18,000, (b) $1,500 per board meeting attended in person and $750 per telephonic board meeting, (c) $1,250 per committee meeting attended in person and $500 per telephonic committee meeting. Each committee chairman also received an additional annual retainer of $5,000. Each member of the Company’s Audit Committee received an annual retainer of $6,000, and the designated financial expert of the Audit Committee received an additional annual retainer of $12,500. The non-executive chairman of the board also received an annual retainer of $25,000.

          In 2004, non-employee directors received options to purchase 5,000 shares of the Company’s common stock at an exercise price of $14.40 per share for serving on the Board of Directors. Options granted to non-employee directors vest and become fully exercisable on the first anniversary of the grant date. Accordingly, the options granted by the Company to the non-employee directors vested on January 21, 2005. All options will automatically vest upon a change in control of the Company. In addition, the Company reimburses directors for expenses incurred in connection with attendance at meetings of the Board of Directors and committees thereof. Employees of the Company receive no additional compensation for serving as a director.

Compensation Committee Report on Executive Compensation

          The Compensation Committee is composed of D. Patrick Curran, Donald C. McNeill and Allen D. Peterson, each of whom are independent directors. The Compensation Committee met four times during the course of 2004 to consider the compensation programs for executive officers and senior managers of the Company.

Compensation Philosophy and Objectives

          The Company’s compensation programs are designed to provide fair and reasonable compensation to all employees, including its executive officers and senior managers. The Committee’s specific objectives are to: (i) provide annual compensation that takes into account the Company’s performance relative to its financial goals and objectives; (ii) align the financial interests of the executive officers with those of stockholders by providing significant equity-based long-term incentives; and (iii) offer a total compensation program for executive officers based on the level of responsibility of the executive’s position and necessary skills and experience relative to other senior management positions and comparative compensation of similarly positioned executives and senior managers of peer financial institutions.

Compensation Components and Process

          There are three major components of the Company’s executive officer and senior manager compensation programs: base salary, (2) annual incentive awards, and (3) long-term incentives.

          The process utilized by the Committee in determining executive officer compensation levels for all of these components is based upon the Committee’s judgment and takes into account qualitative and quantitative factors. However, the Committee emphasizes that in determining executive officer compensation levels, particular attention is placed on tying a significant portion of executive compensation to the success of the executive officer and the Company in meeting established financial and performance goals.

          For support in the compensation decision process, the Committee engaged an independent compensation consultant to provide assistance in developing guidelines for executive compensation and providing market data to determine relevant compensation practices of the Company’s peer group of banks. The Company’s peer group of banks, as developed by the independent compensation consultant, consists of regional bank holding companies that offer diversified financial services to its customers and are of comparable asset size. The committee took into account the peer information when formulating its recommendations, but the Committee does not target total compensation or any component thereof to any particular point within, or outside, the range of the peer group results. In general, the base salaries of Gold Banc’s executive officers in 2004 were competitive with its peers but the annual cash incentives for that period were below its peers due in part to the low incentive payments related to the 2003 performance of Gold Banc. Long-term incentive compensation received by executive officers in 2004 was generally below peers, except that the Chief Executive Officer and the Chief Financial Officer were previously awarded restricted stock and restricted stock units which became vested in 2004 as a result of meeting pre-established stock price goals which enabled their long-term incentive compensation to be in line with peers. The Committee plans to monitor and periodically revise total compensation, with particular emphasis on long-term incentive compensation, to all executive officers to ensure that Gold Banc can attract, retain and properly motivate executives with the ability to generate market-competitive financial performance for Gold Banc’s shareholders.

Long-term Incentive Awards

          In consultation with an independent compensation consultant, the Committee in 2003 ceased granting stock options and followed an industry trend of granting awards of restricted stock and restricted stock units to its executive officers. This trend anticipated the expensing of stock options that will be required for financial reporting purposes. The Committee is also utilizing restricted stock rather than stock options because it reduces the amount of dilution to earnings per share since fewer shares need to be awarded to convey an equivalent economic opportunity to the executives. Similarly, the value of restricted stock units tracks the performance of Gold Banc’s stock but will be paid out in cash and thus avoids increasing the number of outstanding shares which would dilute earnings per share. The Committee has allocated the awards to include 60% in restricted stock and 40% in restricted stock units so that the executives will have the cash needed to pay income taxes that become due when the restricted stock is no longer subject to a risk of forfeiture.

          The Company believes that restricted stock and restricted units are a very important means of creating incentive to improve the long-term financial performance of Gold Banc which should be reflected in appreciation of the stock price. These awards align the financial interests of Gold Banc’s shareholders and executives by enabling each of them to benefit from such appreciation. In addition, vesting of awards made to the Chief Executive Officer in 2004 and 2003 and the Chief

Financial Officer in 2003 were linked to specified increases in the stock price as well as additional periods of service which further strengthened the alignment of such awards with the financial interests of stockholders.

Compensation of Chief Executive Officer

          In establishing the compensation of the Chief Executive Officer for 2004, the Committee applied the criteria described above under “Compensation Components and Process.” The Committee also relied on its independent compensation consultant to determine that the total compensation, and the components of such compensation, paid to the Chief Executive Officer are generally competitive with Gold Banc’s peers. Mr. Aslin earned his long-term incentive compensation based on the stock price achieving pre-established goals which caused his awards of restricted stock and restricted stock units to become vested, thus producing a very substantial benefit for stockholders.

Compensation Committee Members

          D. Patrick Curran, Chairman
          Donald C. McNeill
          Allen D. Petersen

Compensation of Executives

          The table below sets forth information concerning the annual and long-term compensation paid to or earned by (i) any individual serving as the Company’s Chief Executive Officer during 2004, (ii) the four most highly compensated executive officers of the Company who were serving as executive officers on December 31, 2004, and (iii) up to two additional individuals for whom disclosure would have been provided, but for the fact that the individual was not serving as an executive officer on December 31, 2004.

Summary Compensation Table

				Long Term
	Annual Compensation			Compensation Awards

					Securities Underlying Options
				Restricted		All other Compensation
Name and Principal Position	Year	Salary	Bonus(1)	Stock$(2)

Malcolm M. Aslin(5)	2004	$475,000	$25,000	$749,862	0	$24,310(4)
Chief Executive Officer,	2003	$399,639	$205,000	$2,125,004	80,000	$20,700(3)
President	2002	$300,000	$100,000	0	50,000	$17,536(3)

Richard J. Tremblay
Executive Vice President,	2004	$250,000	$25,000	0	0	$21,827(3)
Chief Financial Officer and	2003	$221,240	$125,000	$1,275,000	15,000	$1,995(3)
Corporate Secretary	2002	$175,000	$50,000	0	15,000	$1,996(4)

Ted J. Lister, Jr.(6)	2004	$140,000	$20,000	0	0	$14,710(4)
Senior Vice President,	2003	$128,770	$25,000	$127,500	5,000	$15,234(4)
Human Resources	2002	$96,811	$5,000	0	5,000	$6,015(4)

Philip J. Zemel(7)	2004	$155,000	$20,000	0	0	$15,248(4)
Senior Vice President,	2003	$122,360	$15,000	$127,500	5,000	$5,123(4)
Chief Credit Administrator	2002	$89,964	0	0	5,000	$3,398(4)

Jerry L. Neff(8)	2004	$199,167	$50,000	0	0	$28,375(3)
Chief Consumer Banking and	2003	$189,068	$25,000	$127,500	10,000	$16,454(3)
Wealth Management Officer	2002	$176,431	$50,000	0	10,000	$14,740(3)

(1)	Represents amounts earned in fiscal year.
(2)	On October 22, 2003, each of the executive officers in the table above were granted restricted stock and restricted stock units. Mr. Aslin was granted 100,000 shares of restricted stock and 66,667 restricted stock units. Mr. Tremblay was granted 60,000 shares of restricted stock and 40,000 restricted stock units. Messrs. Lister, Zemel and Neff were each awarded 6,000 shares of restricted stock and 4,000 restricted stock units. The value of these awards is included in the table above and reflects a per share and per unit value of $12.75 based upon the closing price of the Company’s common stock of the date of grant.
On January 1, 2004, Mr. Aslin was granted 32,000 shares of restricted stock and 21,333 restricted stock units. The value of these awards is included in the table above and reflects a per share and per unit value of $14.06 based upon the closing price of the Company’s common stock of the date of grant.
(3)	Includes contributions to the Company’s Employees’ Stock Ownership Plan during the year for the previous year, matching contributions under the Company’s 401(k) Plan, supplemental disability insurance, imputed income for group term life insurance in excess of $50,000, and personal use of a Company owned automobile or an automobile allowance.
(4)	Includes contributions to the Company’s Employees’ Stock Ownership Plan during the year for the previous year, matching contributions under the Company’s 401(k) Plan, supplemental disability insurance, and imputed income for group term life insurance in excess of $50,000.
(5)	Mr. Aslin became the Company’s Chief Executive Officer effective as of March 17, 2003.
(6)	Mr. Lister became an employee of the Company on November 8, 2001.
(7)	Mr. Zemel became an employee of the Company on February 5, 2002. On February 28, 2005 Mr. Zemel resigned as Senior Vice President and Director of Credit Policy and Administration of the Company, effective March 15, 2005.
(8)	Mr. Neff became an officer of the Company on October 29, 2004.

Options Granted and Options Exercised in the Last Fiscal Year

          The Committee has historically granted stock options as a means of providing long-term incentives to employees. For the reasons described in the Compensation Committee report, the Committee in 2003 began granting awards of restricted stock and restricted stock units to certain of its executive officers in lieu of stock options. These grants benefit the recipients by enabling the recipients to receive the appreciation in the value of the Company’s common stock, thus providing additional long-term incentives. In addition, the vesting of awards made to the Company’s Chief Executive Officer and Chief Financial Officer are tied to the price of the Company’s common stock, thereby aligning the interests of these officers with the Company’s stockholders. Restricted stock units also provide an equity-based compensation that may not result in dilution of the Company’s stockholders as such awards may be paid out in cash upon vesting.

Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-the-Money Options at
	Shares Acquired	Value	Options at Fiscal Year-End	Fiscal Year-End(1)
Name	on Exercise	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable

Malcolm M. Aslin	0	0	37,500 / 145,000	$212,275 / $740,250
Richard J. Tremblay	0	0	8,000 / 32,000	$64,800 / $170,000
Ted J. Lister, Jr	0	0	1,400 / 9,600	$9,584 / $47,026
Philip J. Zemel	0	0	3,000 / 7,000	$17,530 / $35,270
Jerry L. Neff	0	0	39,014 / 23,014	$88,820 / $191,567

(1)	These values were calculated based on the difference between the exercise price and an assumed common stock value of $14.62 per share, which was the closing price of the Common Stock on the Nasdaq National Market on December 31, 2004.

EXECUTIVE OFFICERS

As of March 1, 2005, the Company’s executive officers are as set forth below.

Name	Age	Principal Occupation and Five Year Employment History

Malcolm M. Aslin	57	Mr. Aslin was appointed to the Board of Directors on February 11, 1999. He has served as the Company’s Chief Executive Officer since March 17, 2003 and has served as the Company’s President and Chief Operating Officer since February 10, 1999. As of early October 1995 until February 10, 1999, Mr. Aslin served as (a) Chairman of the Board of Western National Bank and Unison Bancorporation, Inc. in Lenexa, Kansas, and (b) Chairman and Managing Director of CompuNet Engineering, L.L.C., a Lenexa,

		Kansas computer service business the Company acquired in February 1999. From May 1994 until May 1995, Mr. Aslin served as President of Langley Optical Company, Inc., a wholesale optical laboratory located in Lenexa, Kansas. Prior to purchasing Langley Optical Company, Mr. Aslin spent more than 22 years in various positions with UMB Banks and United Missouri Financial Corporation, including President, Chief Operating Officer and Director of United Missouri Bancshares, Inc. and President and Director of UMB’s Kansas City bank, United Missouri Bank of Kansas City, N.A.

Richard J. Tremblay	53	Mr. Tremblay has served as the Company’s Executive Vice President, Chief Financial Officer and Corporate Secretary since December 18, 2000. He was previously a Vice President and Controller at UMB Financial Corporation and UMB, N.A., Kansas City, Missouri for almost four years. Mr. Tremblay was also employed as Vice President and Controller for Simmons First National Corporation and Simmons First National Bank of Pine Bluff, Arkansas for 14 years.

Ted J. Lister, Jr.	43	Mr. Lister has served as the Company’s Senior Vice President – Human Resources since November 8, 2001. He was previously a human resources director for U.S. Bank, N.A., and its predecessors, from 1990 through 2001.

Philip J. Zemel	53	Mr. Zemel has served as the Company’s Senior Vice President and Director of Credit Policy and Administration since February 2002. He was previously a senior credit officer with 1st Financial Bank from January, 2001 to February, 2002, and with First Commercial Bank from March, 1998 to July, 2000. On February 28, 2005 Mr. Zemel resigned as Senior Vice President and Director of Credit Policy and Administration of the Company, effective March 15, 2005.

Jerry L. Neff	63	Mr. Neff served as the President and CEO of Gold Bank-Florida from February 1999 until August 2004 when he become a Board Member of Gold Bank. On October 29, 2004, Mr. Neff became the Company’s Chief Personal Banking and Wealth Management Officer.

EMPLOYMENT CONTRACTS

          Mr. Malcolm M. Aslin. Mr. Aslin has entered into an employment agreement with the Company (the “Agreement”). The term of Mr. Aslin’s Agreement is a rolling two year term (at all times the Agreement is deemed to have a two year term from any date that occurs within the term of the Agreement). The Agreement provides that Mr. Aslin will be the President and Chief Executive Officer of the Company and be a member of the Company’s Board of Directors. Pursuant to his employment agreement with the Company, his base compensation may be modified from time to time by the Board of Directors of the Company, but will not be less than $425,000. Mr. Aslin is also entitled to participate in the executive performance incentive program. The Agreement may be terminated by the Company or Mr. Aslin, without cause, by giving 30 days’ written notice to the other party. If the Agreement is terminated by the Company other than for “cause” (as defined in the Agreement), the Company will continue to pay the base compensation to Mr. Aslin for two years from the effective date of the termination of employment. If Mr. Aslin is terminated for “cause,” or he voluntarily terminates the Agreement, then he will receive compensation through the effective date of termination of employment. If a Change in Control (as defined below) of the Company occurs and Mr. Aslin’s employment with the Company terminates for any reason, the Company is obligated to pay Mr. Aslin two times his annual base compensation in effect as of the date the Change of Control is consummated. A Change in Control of the Company will be deemed to occur upon (a) a change of control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, (b) the hostile replacement of at least the majority of the Board of Directors, (c) the approval by the Company’s stockholders of a plan of liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company, or (d) a person acquiring 20% or more of the shares of Common Stock or voting power of the stock of the Company.

          Mr. Richard J. Tremblay. Mr. Tremblay entered into a change in control agreement with the Company on November 5, 2003. The term of this agreement continues throughout the duration of the Mr. Tremblay’s employment by the Company unless earlier terminated. Either party may terminate the agreement without cause by giving 30 days written notice to the other party. Further, the Company may terminate the agreement for “cause” (as defined in the agreement) without notice. If Mr. Tremblay is terminated for cause, then he will only receive compensation through the effective date of termination.

If a change in control in the Company (as defined in the agreement) occurs during the term of this Agreement and Mr. Tremblay’s employment terminates for any reason (other than his death) at any time within twelve (12) months after the change of control is consummated, then Mr. Tremblay will be entitled to receive a lump sum payment, in cash, in an amount equal to the annual base compensation in effect for Mr. Tremblay as of the date the change of control is consummated.

          Mr. Jerry L. Neff. Mr. Neff entered into an employment agreement with Gold Bank on April 18, 2002. The term of this agreement is for a period of two years and is automatically renewable for successive two-year periods on each anniversary of the effective date. Either party may terminate the agreement without cause by giving 30 days written notice to the other party. Further, Gold Bank may terminate the agreement for “cause”(as defined in the agreement) without notice. If Mr. Neff’s employment is terminated by Gold Bank for any reason (other than for cause), Mr. Neff shall be entitled to receive a lump sum payment equal to twelve months’ base compensation based upon the average of the two then most recent years’ annual base compensation.

COMMITTEES OF THE BOARD OF DIRECTORS

          The standing committees of the Board of Directors consisted of an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

          Audit Committee. Daniel P. Connealy, Robert J. Gourley and J. Gary Russ were members of the Company’s Audit Committee during 2004. On April 22, 2003, the Board of Directors appointed Mr. Connealy to serve as the Chairman of the Audit Committee. The Board of Directors has determined that all members of the Audit Committee are “independent” defined by applicable listing standards of Nasdaq Stock Market, Inc., and that Mr. Connealy is an audit committee financial expert. The Audit Committee is governed by the Amended and Restated Audit Committee Charter adopted by the Board of Directors, a copy of which is available on the Company’s web site at www.goldbanc.com. As set forth in the Audit Committee Charter, the Audit Committee is appointed by the Board of Directors to perform specific duties and responsibilities, including the following:

  overseeing and reviewing the integrity of the Company’s financial statements, financial reports and other financial information provided by the Company to any governmental body or the public;

  overseeing and reviewing the integrity and adequacy of the Company’s auditing, accounting and financial reporting processes and systems of internal controls for financial reporting and disclosure controls and procedures, regarding finance, accounting and reporting that management and the Board of Directors have established;

  overseeing, handling and reviewing reports and complaints regarding the financial reporting, auditing, accounting and internal controls of the Company;

  overseeing and reviewing any significant findings by bank regulatory agencies, together with management’s responses, and monitoring corrective actions to such findings;

  overseeing and reviewing the Company’s compliance with legal and regulatory requirements, including internal controls designed for that purpose;

  reviewing areas of potential significant financial risk to the Company and discussing guidelines and the process by which risk assessment and management is undertaken; and

  overseeing and reviewing the independence, qualifications and performance of the Company’s Independent Registered Public Accounting Firm.

          Compensation Committee. D. Patrick Curran, Donald C. McNeill and Allen D. Petersen are members of the Company’s Compensation Committee. Mr. Curran is the Chairman of the Compensation Committee. The Compensation Committee operates pursuant to its Amended and Restated Charter, a copy of which is available on the Company’s web site at www.goldbanc.com. The Compensation Committee is appointed by the Board of Directors to perform specified duties and responsibilities, including the following:

  reviewing, approving and overseeing the procedures and substance of the Company’s compensation policy;

  evaluating and setting the compensation of the Company’s Chief Executive Officer (“CEO”):

  in determining the long-term incentive component of CEO compensation, considering all relevant factors, including the Company’s performance and relative stockholder return, the value of similar incentive awards to CEO’s at comparable companies, and the awards given to the CEO in past years;

  reviewing and recommending to the Board, or determining, the annual salary, bonus, stock options, and other benefits, direct and indirect, of the other senior executives, including development of an appropriate balance between short-term pay and long-term incentives while focusing on long-term stockholder interests;

  planning for executive development and succession;

  making recommendations to the Board with respect to incentive-compensation plans and equity-based plans; and

  recommending an appropriate method by which stockholder concerns about compensation may be communicated by stockholders to the Compensation Committee and, as the Compensation Committee deems appropriate, to respond to such stockholder concerns.

          Nominating and Corporate Governance Committee. Robert J. Gourley, William R. Hagman and William Randon are members of the Company’s Nominating and Corporate Governance Committee. Mr. Gourley is the Chairman of the Nominating and Corporate Governance Committee. The Board of Directors has determined that all members of the Nominating and Corporate Governance Committee are “independent” as defined by applicable listing standards of Nasdaq Stock Market, Inc. The Nominating and Corporate Governance Committee operates pursuant to its Amended and Restated Charter, a copy of which is available on the Company’s web site at www.goldbanc.com. The Nominating and Corporate Governance Committee is appointed by the Board of Directors to perform specific duties and responsibilities, including the following:

  evaluating, in consultation with the Chairman of the Board and Chief Executive Officer, the current composition, size, role and functions of the Board and its committees to oversee successfully the business and affairs of the Company in a manner consistent with the Company’s Corporate Governance Guidelines, and making recommendations to the Board for approval;

  making recommendations to the Board concerning the appointment of directors to Board committees and the selection of Board committee chairs consistent with the Company’s Corporate Governance Guidelines; and

  evaluating and review the Company’s Corporate Governance Guidelines.

          As set forth in the Company’s Corporate Governance Guidelines, members of the Board of Directors shall be persons who have the highest personal and professional integrity and who have demonstrated the kind of ability and judgment to work effectively with other members of the Board to serve the long-term interests of the stockholders. Members should act in a thorough and inquisitive manner, be objective and have practical wisdom and mature judgment. The Committee works with the Board of Directors as a whole on an annual basis to determine the appropriate characteristics, skills and experience for the Board of Directors as a whole and its individual members. In evaluating the suitability of nominees for election to the Board of Directors, the Committee takes into account many factors, including the following: a general understanding of management, marketing, accounting, finance and other elements relevant to the Company’s success in today’s business environment; an understanding of the principal operational, financial and other plans, strategies and objectives of the Company; the results of operations and the financial condition of the Company for recent periods; educational and professional background; diversity of gender and race of the Board; and ownership of the Company’s stock. However, this list is not an exhaustive list of all the qualifications used by the Committee in determining the fitness or eligibility of potential director candidates. Appropriate flexibility is needed to evaluate all relevant facts and circumstances in context of the needs of the Board of Directors and the Company at a particular point in time. Accordingly, the Committee reserves the right to consider those factors as it deems relevant and appropriate, including the current composition of the Board of Directors and its committees and the need for Audit Committee expertise.

          In addition, a candidate is not eligible for election to the Board if such candidate is either at or above the age of 70 at the time of election to the Board, or would be at or above the age of 70 in the year the candidate would be eligible for re-election at the next election of the class of directors to which the candidate is proposed to be elected. Furthermore, all candidates also must be willing to serve on any committee of the Board to which the candidate may be elected at any time during his or her term as a director.

          In determining whether to recommend a director for re-election, the Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

          The Committee does not have a formal policy of considering stockholder nominations for inclusion in the Company’s proxy statement sent to stockholders in connection with the election of directors. However, the Committee will consider nominations from stockholders at the annual meeting of stockholders if the following requirements as set forth in the Company’s Amended and Restated Bylaws are met. First, the stockholder making the nominee must be a stockholder of record on the record date for such meeting, must continue to be a stockholder of record at the time of such meeting, and must be entitled to vote thereat. Second, the stockholder must deliver or cause to be delivered a written notice to the Company’s Corporate Secretary. The Secretary of the Company must receive such written notice no later than 120 days prior to the day corresponding to the date on which the Company released the proxy statement for the previous year, that is no later than November 22, 2005 for the 2006 annual meeting of stockholders. However, if the date of the annual meeting is changed by more than 30 days from the date of the previous year’s annual meeting, the written notice must be received by the Company’s Corporate Secretary at a reasonable time prior to the time at which notice of such meeting is delivered to stockholders.

          The notice shall specify: (a) the nam and address of the stockholder as they appear on the books of the Company; (b) the class and number of shares of the Company’s stock that are beneficially owned by the stockholder; (c) for each nomination sought to be made, a description of the qualifications and business or professional experience of each proposed nominee together with the reasons for each nomination; and (d) a statement signed by each nominee indicating his or her willingness to serve if elected, and disclosing the information about him or her that is required by the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder to be disclosed in the proxy materials for such meeting.

          The Committee also has the authority under its Charter to retain a search firm to assist it in finding appropriate nominees for election to the Board of Directors.

          During the 2004 fiscal year, the Board of Directors met 11 times. The Audit Committee met 4 times in 2004. The Compensation Committee met 4 times in 2004. The Nominating and Corporate Governance Committee met 3 times in 2004. During 2004, each of the directors attended at least seventy-five percent of the aggregate number of meetings of the Board of Directors and the committees on which they serve. The Company also encourages all directors to attend the annual meeting of stockholders. The Board of Directors typically meets immediately after the annual meeting of stockholders, which facilitates their ability to attend the annual meeting of stockholders. Nine directors personally attended the 2004 annual meeting of stockholders.

Audit Committee Report

          The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. As set forth in the Audit Committee Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Independent Registered Public Accounting Firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles and auditing the effectiveness of the Company’s internal control over financial reporting.

          In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements and the effectiveness of the Company’s internal control over financial reporting with management and the Independent Registered Public Accounting Firm. The Audit Committee has also discussed with the Independent Registered Public Accounting Firm the matters required to be discussed by Statement on Auditing Standard No. 61, Communication with Audit Committees, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the Independent Registered Public Accounting Firm required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, as currently in effect. The Audit Committee has considered whether other services provided by the Independent Registered Public Accounting Firm to the Company are compatible with maintaining the Independent Registered Public Accounting Firm’s independence and has discussed with the Independent Registered Accounting Firm their independence.

          The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the Independent Registered Public Accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements have been carried out in accordance with the Standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with generally accepted accounting principles, or that the Company’s Independent Registered Public Accounting Firm is in fact “independent”.

          Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission.

          The Board of Directors, upon recommendation of its Audit Committee, has determined to continue the services of KPMG LLP for the current fiscal year ending December 31, 2005. Such services will include the audit of the financial statements of the Company and the effectiveness of the Company’s internal control over financial reporting for the fiscal year ending on such date and other appropriate accounting services. A member of KPMG LLP will attend the annual meeting and will have the opportunity to make a statement if desired. Such member will also be available to respond to appropriate questions from the stockholders.

Audit and Non-Audit Fees

          The following table presents fees for professional audit services rendered by KPMG LLP, the Independent Registered Public Accounting Firm, for the audit of the Company’s annual financial statements and internal control over financial reporting for 2004 and 2003, and fees billed for other services rendered by KPMG LLP. The Audit Committee pre-approves all of the services to be provided by KPMG and thus does not have a formal pre-approval policy for any non-audit services to be provided by the Company’s Independent Registered Public Accounting Firm.

	2003	2002

Audit fees, excluding audit related(1)	$530,000	$345,000
All other fees:
Audit related fees(2)	81,592	117,000
Tax(3)	407,577	267,000
Other (4)	0	96,000

(1)	Audit fees consisted principally of the audits of the Company’s 2004 and 2003 consolidated financial statements, the audit of the effectiveness of the Company’s internal control over financial reporting in 2004, and review of the Company’s 2004 and 2003 quarterly filings.
(2)	Audit related fees consisted of audits of the Company’s employee benefit plans as well as accounting consultation services.
(3)	Tax fees consists of fees related to the preparation and review of the Company’s federal and state income tax returns and tax consulting services.
(4)	Fees associated with risk assessment of information technology of the Company’s subsidiary banks.
Audit Committee Members
Daniel P. Connealy, Chairman
Robert J. Gourley
J. Gary Russ

Compensation Committee Interlocks and Insider Participation

          During the fiscal year ended December 31, 2004, there were no interlocking relationships between any executive officers of the Company and any entity whose directors or executive officers serve on the Board’s Compensation Committee, nor did any current or past officers of the Company serve on the Compensation Committee.

CERTAIN RELATED TRANSACTIONS

Loans to Executive Officers, Directors and Principal Stockholders

          Certain of the officers, directors and principal stockholders of the Company and its subsidiary bank, and members of their immediate families and businesses in which these individuals hold controlling interests, are customers of the Company’s subsidiary bank and it is anticipated such parties will continue to be customers of the Company’s subsidiary bank in the future. Credit transactions with these parties are subject to review by the board of directors of the Company’s subsidiary bank.

          Except as discussed below, all outstanding loans and extensions of credit by the Company’s subsidiary bank to these parties were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and, in the opinion of management, did not and do not involve more than the normal risk of collectibility or present other features unfavorable to the bank. None of the loans to the directors and executive officers of the Company have been classified by regulatory authorities. The aggregate balance of loans and advances under existing lines of credit to these parties was $30.2 million and $57.9 million at December 31, 2004 and 2003, respectively.

COMMON STOCK PERFORMANCE

          The graph set forth below is based upon information provided by SNL Securities L.C. and compares the yearly percentage change in cumulative stockholder return of the Company’s Common Stock since December 31, 1999 against the cumulative return of the NASDAQ Stock (U.S.), the SNL $1 Billion — $5 Billion Bank Asset-Size Index and the SNL All Bank and Thrift Index covering the same time period. The graph is based on $100 invested on December 31, 1998 in the Company’s Common Stock, the NASDAQ Stock (U.S.), the SNL $1 Billion — $5 Billion Bank Asset-Size Index and the SNL All Bank and Thrift Index, each assuming dividend reinvestment. The historical stock price performance shown on this graph is not necessarily indicative of future performance.

			Period Ending

Index	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04

Gold Banc Corporation, Inc	$100.00	52.80	80.97	113.98	163.39	171.26
NASDAQ Composite	100.00	60.82	48.16	33.11	49.93	54.49
SNL All Bank & Thrift Index	100.00	120.80	122.59	115.19	156.16	174.88
SNL $1B-$5B Bank Index	100.00	113.48	137.88	159.16	216.44	267.12

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission and the Nasdaq Stock Market reports of ownership of the Company’s securities and changes in reported ownership. Executive officers and directors and greater than ten percent stockholders are required by Securities and Exchange Commission rules to furnish the Company with copies of all Section 16(a) reports they file.

          Based solely on a review of the copies of such forms furnished to the Company, the Company believes that during the fiscal year ended December 31, 2004 all Section 16(a) filing requirements applicable to the Company’s officers, directors and greater than ten percent beneficial owners were complied with in a timely manner, except as follows: One form covering one transaction for Mr. Petersen.

OTHER BUSINESS

          As of the date of this proxy statement, management knows of no other matters to be presented at the Annual Meeting. However, if any other matters shall properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

PROPOSALS AND COMMUNICATIONS BY SECURITY HOLDERS

No stockholder proposals were received by the Company for the 2005 Annual Meeting of Stockholders.

          A stockholder proposal may be considered at the Company’s 2006 Annual Meeting of Stockholders only if it meets the following requirements set forth in the Company’s Amended and Restated Bylaws. First, the stockholder making the proposal must be a stockholder of record on the record date for such meeting, must continue to be a stockholder of record at the time of such meeting, and must be entitled to vote thereat. Second, the stockholder must deliver or cause to be delivered a written notice to the Company’s Corporate Secretary. The Secretary of the Company must receive such written notice of proposals no later than 120 days prior to the day corresponding to the date on which the Company released this proxy statement (that is, no later than November 22, 2005). However, if the date of the 2006 annual meeting is changed by more than 30 days from the date of the 2005 annual meeting, this written notice must be received by the Company’s Corporate Secretary at a reasonable time prior to the time at which notice of such meeting is delivered to stockholders.

          The notice shall specify: (a) the name and address of the stockholder as they appear on the books of the Company; (b) the class and number of shares of the Company’s stock that are beneficially owned by the stockholder; (c) any material interest of the stockholder in the proposed business described in the notice; (d) the nature of the business, the reasons why it is sought to be raised and submitted for a vote of the stockholders and if and why it is deemed by the stockholder to be beneficial to the Company; and (e) if so requested by the Company, all other information that would be required to be filed with the Securities and Exchange Commission (the “SEC”) if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to Section 14 of the Exchange Act.

          Notwithstanding satisfaction of the above, the proposed business described in the notice may be deemed not properly before the meeting if, pursuant to state law or any rule or regulation of the SEC, it was offered as a stockholder proposal and was omitted, or had it been so offered, it would have been omitted, from the notice of, and proxy materials for the meeting (and any supplement thereto) authorized by the Board of Directors.

          In the event such notice is timely given and the business described therein not disqualified, such business may be presented by, and only by, the stockholder who shall have given the notice required or a representative of such stockholder who is qualified under the law of the State of Kansas to present the proposal on the stockholder’s behalf at the meeting.

          The Company does not have a formal policy concerning stockholders communicating with the Board of Directors or individual directors. However, stockholders may send communications to the Board of Directors at the Company’s business address at Gold Banc Corporation, Inc., 11301 Nall Avenue, Leawood, Kansas 66211, Attention: Board of Directors.

          This proxy statement is accompanied by the Company’s 2004 Annual Report, which includes the Company’s 2004 Annual Report on Form 10-K (amended).

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Richard J. Tremblay
Corporate Secretary

PROOF #2

GOLD BANC CORPORATION, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Malcolm M. Aslin and Richard J. Tremblay and any one or more of them as a Proxy or Proxies, with the power to appoint their substitutes, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Gold Banc Corporation, Inc. the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 19, 2005, or any adjournment or postponements thereof. This proxy revokes all prior proxies given by the undersigned.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED PREPAID ENVELOPE.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

GOLD BANC CORPORATION, INC.

April 19, 2005

PROOF #1

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

   Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”THE ELECTION OF DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. Election of Directors
	NOMINEES:	2.
In its discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements, and all matters incident to the conduct thereof.

FOR ALL NOMINEES	William Randon
	Robert J. Gourley
WITHHOLD AUTHORITY FOR ALL NOMINEES
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR each of the nominees for director listed or their substitute in the event that any of them become unavailable for election.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED PREPAID ENVELOPE.

FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.